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BANNER CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                                                                            March 26, 2007

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Banner Corporation. The meeting will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 24, 2007, at 10:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers, as well as a representative of Moss Adams LLP, our independent auditor, will be present to respond to appropriate questions of shareholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        We look forward to seeing you at the meeting.

                                                                                            Sincerely,

                                                                                            /s/ D. Michael Jones

                                                                                            D. Michael Jones
                                                                                            President and Chief Executive Officer

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BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2007

        Notice is hereby given that the 2007 Annual Meeting of Shareholders of Banner Corporation will be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 24, 2007, at 10:00 a.m., local time, for the following purpose:

        Proposal 1. To elect five directors to each serve for a three-year term.

        We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

        The Board of Directors has fixed the close of business on March 1, 2007 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                            /s/ Albert H. Marshall

                                                                                            ALBERT H. MARSHALL
                                                                                            SECRETARY

Walla Walla, Washington
March 26, 2007

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

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PROXY STATEMENT
OF
BANNER CORPORATION
10 S. FIRST AVENUE
WALLA WALLA, WASHINGTON 99362
(509) 527-3636

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2007

        The Board of Directors of Banner Corporation is using this proxy statement to solicit proxies from our shareholders for use at the 2007 annual meeting of shareholders. We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about March 26, 2007.

        The information provided in this proxy statement relates to Banner Corporation and its wholly-owned subsidiary, Banner Bank. Banner Corporation may also be referred to as "Banner." References to "we," "us" and "our" refer to Banner and, as the context requires, Banner Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

        Our annual meeting will be held as follows:

        Date: Tuesday, April 24, 2007
        Time: 10:00 a.m., local time
        Place: Marcus Whitman Hotel located at 6 W. Rose Street, Walla Walla, Washington

Matters to Be Considered at the Annual Meeting

        At the meeting, you will be asked to consider and vote upon the following proposal:

        Proposal 1. Election of five directors of Banner Corporation for three-year terms.

        You also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

        We have fixed the close of business on March 1, 2007 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Banner's common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Banner common stock you own. On March 1, 2007, there were 12,706,385 shares of Banner common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

        Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of Banner common stock are held in your name. If you are a beneficial owner of Banner common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.

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        Shares of Banner common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

        Voting instructions are included on your proxy card. Shares of Banner common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

        You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

        If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted are treated as "broker non-votes." The proposal to elect directors described in this proxy statement is considered a discretionary item under the rules of The Nasdaq Stock Market LLC ("Nasdaq").

        If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

        If a shareholder is a participant in the Banner Corporation Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may instruct the trustees how to vote the shares of common stock allocated to the participant's plan account. The instructions are confidential and will not be disclosed to Banner. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Unallocated shares of common stock held by the ESOP and allocated shares for which no voting instructions are received or for which proper voting instructions are not received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. The trustees of the ESOP are Directors Adams, Budke, Casper, Epstein, Kravas, Mitchell, Orrico, Pribilsky and Smith.

How Many Shares Must Be Present to Hold the Meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Banner common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

        If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for more than 120 days. An adjournment will have no effect on the business that may be conducted at the meeting.

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Vote Required to Approve Proposal 1: Election of Directors

        Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Banner common stock. Accordingly, the five nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

May I Revoke My Proxy?

        You may revoke your proxy before it is voted by:

  submitting a new proxy with a later date;

  notifying the Secretary of Banner in writing before the annual meeting that you have revoked your proxy; or

  voting in person at the annual meeting.

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in "street name," you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 1, 2007, the voting record date, information regarding share ownership of:
  those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Banner's common stock other than directors and executive officers;

  each director and director nominee of Banner;

  each executive officer of Banner or Banner Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and

  all current directors and executive officers of Banner and Banner Bank as a group.

        Persons and groups who beneficially own in excess of five percent of Banner's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to us, reports disclosing their ownership under the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Banner's common stock as of the close of business on the voting record date.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership.

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These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

        As of the voting record date, there were 12,706,385 shares of Banner common stock outstanding.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding

Beneficial Owners of More Than 5%

Banner Corporation Employee Stock Ownership Plan Trust 10 S. First Avenue Walla Walla, Washington 99362	877,334	(2)	6.90

Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	817,468	(3)	6.43

Director Nominee

Robert J. Lane	1,000		*

Directors

Robert D. Adams	93,464	(4)	*
Gordon E. Budke	17,930		*
David B. Casper	56,751		*
Edward L. Epstein	14,015		*
Jesse G. Foster	82,237	(5)	*
Constance H. Kravas	10,572		*
Dean W. Mitchell	71,003		*
Brent A. Orrico	175,592	(6)	1.38
Wilber Pribilsky	104,629		*
Gary Sirmon	219,745		1.73
Michael M. Smith	14,135		*

Named Executive Officers

D. Michael Jones**	72,988		*
Lloyd W. Baker	53,948	(7)	*
Michael K. Larsen	132,243	(8)	1.04
Richard B. Barton	20,101		*
Paul E. Folz	21,509		*

All Executive Officers and Directors as a Group (20 persons)	1,257,159		9.89

________________
*	Less than 1% of shares outstanding.
**	Mr. Jones is also a director of Banner.
(1)	Shares held in accounts under the ESOP and shares of restricted stock granted under the Banner Corporation Management Recognition and Development Plan, as to which the holders have voting power but not investment power, are included as follows: Mr. Budke, 1,210 shares; Mr. Epstein, 1,815 shares; Ms. Kravas, 2,420 shares; Mr. Sirmon, 11,641 shares; Mr. Smith, 1,815 shares; Mr. Jones, 5,905 shares; Mr. Baker, 8,685 shares; Mr. Larsen, 12,567 shares; Mr. Barton, 2,301 shares; Mr. Folz, 2,285 shares; and all executive officers and directors as a group, 71,056 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options granted

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pursuant to Banner's stock option plans: Mr. Adams, 4,200; Mr. Budke, 14,520; Mr. Casper, 4,200; Mr. Epstein, 10,890; Mr. Foster, 7,963; Ms. Kravas, 7,260; Mr. Mitchell, 2,000; Mr. Orrico, 26,090; Mr. Pribilsky, 4,200; Mr. Smith, 10,890; Mr. Jones, 14,538; Mr. Baker, 20,586; Mr. Larsen, 25,271; Mr. Barton, 16,000; Mr. Folz, 16,000; and all executive officers and directors as a group, 234,476.
(2)	As of the voting record date, 636,953 shares have been allocated to participants' accounts, excluding allocations to individuals who no longer participate in the ESOP.
(3)	Based on a Schedule 13G/A, dated February 9, 2007, filed by Dimensional Fund Advisors LP ("Dimensional"), a registered investment adviser. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional reports sole voting and dispositive power over the shares.
(4)	Includes 2,203 shares owned by Mr. Adams' wife.
(5)	Includes 30,574 shares owned by Mr. Foster's wife all of which have been pledged.
(6)	Includes 42,964 shares owned by companies controlled by Mr. Orrico and 86,527 shares owned by trusts directed by Mr. Orrico.
(7)	Includes 847 shares owned by Mr. Baker's wife.
(8)	Includes 2,752 shares owned by Mr. Larsen's wife.

PROPOSAL 1 - ELECTION OF DIRECTORS

        Our Board of Directors currently consists of 12 members and is divided into three classes. One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. On March 2, 2007, we announced that Robert J. Lane has been nominated to serve on the Board of Directors. In support of Banner's expansion plans in Idaho and as a result of his extensive banking experience, Mr. Lane was recommended by D. Michael Jones, our President and Chief Executive Officer to the Corporate Governance/Nominating Committee. Mr. Lane was interviewed by members of the Corporate Governance/Nominating Committee as well as other members of the Board of Directors prior to his nomination. The Board of Directors has voted to increase the size of Banner's Board of Directors from 12 to 13 members effective April 24, 2007.

        The table below sets forth information regarding each director of Banner and each nominee for director. The Corporate Governance/Nominating Committee of the Board of Directors selects nominees for election as directors. Four of our five nominees currently serve as Banner directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

        The Board of Directors recommends a vote "FOR" the election of Robert D. Adams, Edward L. Epstein, Robert J. Lane, Wilber E. Pribilsky and Gary Sirmon.

Name	Age as of December 31, 2006	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES

Robert D. Adams	65	1984	2010 (2)
Edward L. Epstein	70	2003	2010 (2)
Robert J. Lane	61	(3)	2010 (2)
Wilber E. Pribilsky	73	1987	2010 (2)
Gary Sirmon	63	1983	2010 (2)

Name	Age as of December 31, 2006	Year First Elected or Appointed Director (1)	Term to Expire

DIRECTORS CONTINUING IN OFFICE

Jesse G. Foster	68	1996	2008
D. Michael Jones	64	2002	2008
Dean W. Mitchell	72	1979	2008
Brent A. Orrico	57	1999	2008
Gordon E. Budke	65	2002	2009
David B. Casper	70	1976	2009
Constance H. Kravas	60	2004	2009
Michael M. Smith	52	2003	2009

(1)      Includes prior service on the Board of Directors of Banner Bank.
(2)      Assuming election or re-election, as appropriate.
(3)      Mr. Lane is initially standing for election at the annual meeting.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Robert D. Adams recently sold his business interests as a partner in and the President and Chief Executive Officer of Carroll Adams Tractor Co., which sold and rented farm, industrial and consumer equipment and with which he was affiliated for 36 years.

        Edward L. Epstein is a senior partner with the Portland, Oregon, law firm of Stoel Rives LLP, with which he has been affiliated since 1962. Mr. Epstein specializes in corporation law and co-chaired the firm's mergers and acquisitions practice group for a number of years.

        Robert J. Lane is a former banking executive who retired in 1997 following a 30-year career with Seattle First National Bank, Idaho First National Bank, West One Bancorp and U.S. Bancorp. He is a managing partner of both a commercial office development project and restaurant venture in Scottsdale, Arizona, and is also President and a major shareholder of Lane Farms, Inc. of La Grande, Oregon. Mr. Lane serves on the boards of St. Luke's Health System and the J.R. Simplot Company.

        Wilber E. Pribilsky is the Chairman of Bur-Bee Co., Inc., a wholesale food distributor, with which he has been affiliated for 59 years. In 2004, Bur-Bee Co., Inc. sold its business assets to SYSCO Corporation and Harbor Wholesale Grocery Co.

        Gary Sirmon is Chairman of the Board and a director of Banner and Banner Bank. He joined Banner Bank in 1980 as an Executive Vice President and served as its Chief Executive Officer from 1982 until February 2002.

        Jesse G. Foster is Vice Chairman of the Board and a director of Banner and Banner Bank. Mr. Foster retired as an officer of Banner as of the end of 2003 and now serves as a consultant to Banner Bank. He was formerly the Chief Executive Officer, President and a Director of Inland Empire Bank, which he joined in 1962.

        D. Michael Jones is the President and Chief Executive Officer, and a director, of Banner and Banner Bank. He joined Banner Bank in 2002 following an extensive career in banking, finance and accounting. Mr. Jones is a Certified Public Accountant (Inactive) and served as President and Chief Executive Officer from 1996 to 2001 for Source Capital Corporation, a lending company in Spokane, Washington. From 1987 to 1995, Mr. Jones served as President of West One Bancorp, a large regional banking franchise based in Boise, Idaho.

        Dean W. Mitchell recently retired as Owner and Manager of Tri-Cities Communications, Inc., which operated KONA AM and FM radio stations, with which he was affiliated for 45 years.

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        Brent A. Orrico is President of FAO Corporation, an asset management company, and is a principal of B & O Financial Management Company, with which he has been affiliated for 12 years.

        Gordon E. Budke is President of Budke Consulting, PLLC, which specializes in general business assistance to small and growing companies. A Certified Public Accountant, he retired from Coopers & Lybrand (now PricewaterhouseCoopers) in October 1997. Mr. Budke serves on the Board of Directors of Yokes Foods, Inc.

        David B. Casper is President of David Casper Ranch, Inc., a farming operation he has owned since 1973.

        Constance H. Kravas is the University of Washington's Vice President for Development and Alumni Relations and also serves as the President of University of Washington Foundation. Prior to joining the University of Washington in 2001, she served as Vice Chancellor for University Advancement at the University of California, Riverside, and as Vice President for Advancement of Washington State University and President of the Washington State University Foundation.

        Michael M. Smith has managed a family-owned farming and orchard operation, B.T. Loftus Ranches, Inc., in Washington's Yakima valley since 1974. He is also a founder, director and former president of Yakima Chief, Inc., an international hops sales organization.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

        The Board of Directors conducts its business through Board meetings and through its committees. During the year ended December 31, 2006, the Board of Directors held nine meetings. No director attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

Committees and Committee Charters

        The Board of Directors has standing Executive, Audit, Compensation and Corporate Governance/Nominating Committees. The Board has adopted written charters for the Audit, Compensation and Corporate Governance/ Nominating Committees and although copies of these charters are not available on our website, they must be attached to the annual meeting proxy statement at least once every three years or when the charter has been materially amended. The Audit and Compensation Committee charters are attached to this proxy statement as Appendix A and Appendix B, respectively. The Corporate Governance/Nominating Committee charter was attached to last year's proxy statement.

Executive Committee

        The Executive Committee, consisting of Directors Orrico (Chairman), Budke, Foster, Jones, Mitchell and Sirmon, acts for the Board of Directors when formal Board action is required between regular meetings. The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with Banner subsidiaries. The Executive Committee did not meet during the year ended December 31, 2006.

Audit Committee

        The Audit Committee, consisting of Directors Budke (Chairman), Adams, Mitchell and Smith, oversees management's fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace our independent auditor and oversees the activities of our internal audit functions. The Audit Committee believes it has fulfilled its responsibilities under its charter, which was revised effective June 13, 2006 and is attached hereto as Appendix A. The Committee met 13 times during the year ended December 31, 2006.

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        Each member of the Audit Committee is "independent," in accordance with the requirements for companies quoted on Nasdaq. In addition, the Board of Directors has determined that Mr. Adams and Mr. Budke meet the definition of "audit committee financial expert," as defined by the SEC.

Compensation Committee

        The Compensation Committee, which consists of Directors Mitchell (Chairman), Budke, Casper and Orrico, sets salary policies and levels for senior management and oversees all of our salary and incentive compensation programs. The Committee believes it has fulfilled its responsibilities under its charter. The Compensation Committee met four times during the year ended December 31, 2006.

        Each member of the Compensation Committee is "independent," in accordance with the requirements for companies quoted on Nasdaq. The Committee meets, outside of the presence of Mr. Jones, to discuss his compensation and make its recommendation to the full Board, which then votes on his compensation. Mr. Jones makes recommendations to the Compensation Committee regarding the compensation of all other executive officers. The Committee considers the recommendations of Mr. Jones and makes its recommendation to the full Board, which then votes on executive compensation.

Corporate Governance/Nominating Committee

        The Corporate Governance/Nominating Committee, consisting of Directors Orrico (Chairman), Casper, Epstein, Kravas and Pribilsky, assures that we maintain the highest standards and best practices in all critical areas relating to the management of the business of Banner. The Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies. The Corporate Governance/Nominating Committee believes it has fulfilled its responsibilities under its charter. Each member of the Committee is "independent," in accordance with the requirements for companies quoted on Nasdaq. The Committee met four times during the year ended December 31, 2006.

        The Corporate Governance/Nominating Committee met on January 23, 2007 to nominate directors for election at the annual meeting. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting. In its deliberations for selecting candidates for nominees as director, the Corporate Governance/Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Banner Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Banner director. The Committee will consider director candidates recommended by our shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals" in this proxy statement.

Corporate Governance

        We are committed to establishing and maintaining high standards of corporate governance. The Corporate Governance/Nominating Committee is responsible for initiatives to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules governing corporate governance. The Committee will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

        Code of Ethics. On June 19, 2003, the Board of Directors adopted the Officer and Director Code of Ethics. The Code is applicable to each of our directors and officers, including the principal executive officer and senior financial

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officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is being filed as an exhibit to Banner's Annual Report on Form 10-K for the year ended December 31, 2006.

        Communications with Shareholders. The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

        Annual Meeting Attendance by Directors. We do not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended last year's annual meeting of shareholders.

        Related-Party Transactions. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Banner Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, and has adopted a policy to this effect. Loans made to executive officers and directors are granted pursuant to Banner Bank's normal underwriting procedures. Loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. All loan approval and review procedures are governed by written policies.

        Director Independence. Our common stock is listed on The Nasdaq Global Select Market. In accordance with Nasdaq rules, at least a majority of our directors must be independent directors. The Board has determined that nine of our twelve directors are "independent," as defined by Nasdaq. Robert D. Adams, Gordon E. Budke, David B. Casper, Edward L. Epstein, Constance H. Kravas, Dean W. Mitchell, Brent A. Orrico, Wilber Pribilsky and Michael M. Smith are independent. Robert J. Lane, who is a nominee for director, is also independent.

DIRECTORS' COMPENSATION

Director Compensation Table

        The following table shows the compensation paid to the our non-employee directors for 2006. Directors who are employees of Banner or Banner Bank are not compensated for their services as directors; accordingly, compensation information for D. Michael Jones, who is our President and Chief Executive Officer, is included in the section entitled "Executive Compensation."

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)

Robert D. Adams	46,333	--	277	--	--	--	46,610
Gordon E. Budke	69,333	9,656	8,376	--	--	1,089	88,454
David B. Casper	40,333	--	277	--	--	--	40,610
Edward L. Epstein	38,833	15,866	27,985	--	--	1,525	84,209
Jesse G. Foster	1,000(5)	--	--	--	(6)	195,858(7)	196,858
Constance H. Kravas	36,333	15,273	42,795	--	--	1,960	96,361
Dean W. Mitchell	48,595	--	277	--	--	--	48,872
Brent A. Orrico	41,333	--	277	--	--	--	41,610
Wilber E. Pribilsky	38,333	--	277	--	--	--	38,610
Gary Sirmon	54,833	--	--	--	(8)	145,599(9)	200,432
Michael M. Smith	44,333	15,866	27,985	--	--	1,525	89,709

(1)	Represents the dollar amount recognized for financial statement reporting purposes in 2006 for awards and grants made in the current and previous fiscal years, calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"). For a discussion of valuation assumptions, see Note 17 of the Notes to Consolidated Financial Statements in Banner's Annual Report on Form 10-K for the year ended December 31, 2006.
(2)	Consists of the following awards of restricted stock, in each case granted when the individual was first elected as a director to Banner, for Mr. Budke, an award of 3,025 shares with a grant date fair value of $48,279; for Mr. Epstein, an award of 3,025 shares with a grant date value of $79,331; for Ms. Kravas, an award of 3,025 shares with a grant date fair value of $76,366; and for Mr. Smith, an award of 3,025 shares with a grant date fair value of $79,331. As of December 31, 2006, these directors had an aggregate of 7,260 shares of restricted stock outstanding. Restricted stock awards vest pro rata over a five-year period from the date of grant.
(3)	No awards of stock options were made to directors in 2006, however, directors have the following stock options outstanding: for Mr. Adams, awards of options to purchase 4,200 shares with a grant date fair value of $27,776; for Mr. Budke, an award of options to purchase 18,150 shares with a grant date fair value of $78,517; for Mr. Casper, awards of options to purchase 4,200 shares with a grant date fair value of $27,776; for Mr. Epstein, an award of options to purchase 18,150 shares with a grant date fair value of $151,515; for Mr. Foster, awards of options to purchase 7,963 shares with a grand date fair value of $51,863; for Ms. Kravas, an award of options to purchase 18,150 shares with a grant date fair value of $132,097; for Mr. Mitchell, awards of options to purchase 2,000 shares with a grant date fair value of $11,790; for Mr. Orrico, awards of options to purchase 26,090 shares with a grant date fair value of $186,158; for Mr. Pribilsky, awards of options to purchase 4,200 shares with a grant date fair value of $27,776; and for Mr. Smith, an award of options to purchase 18,150 shares with a grant date fair value of $151,515. As of December 31, 2006, these directors had aggregate awards of options to purchase 121,253 shares outstanding.
(4)	Unless otherwise noted, consists of dividends received on restricted stock.
(5)	Pursuant to the terms of his consulting agreement (described below), Mr. Foster does not receive an annual retainer and does not earn fees for attending Board or committee meetings of Banner or Banner Bank. He only receives meeting fees for attending meetings of Community Financial Corporation, a subsidiary of Banner Bank.
(6)	The present value of Mr. Foster's supplemental retirement benefits decreased by $39,005 in 2006.
(7)	Mr. Foster received $120,000 pursuant to his consulting agreement and $72,000 pursuant to his supplemental retirement agreement (each as described below), as well as an aggregate of $3,858 for a car allowance, country club dues and life insurance premiums paid.
(8)	The present value of Mr. Sirmon's supplemental retirement benefits and salary continuation plan decreased by $39,198 in 2006.
(9)	Mr. Sirmon received $77,062 pursuant to his salary continuation agreement and $57,604 pursuant to his supplemental retirement agreement (each as described below), as well as an aggregate of $10,933 for a car allowance, and life and health insurance premiums.

        During the year ended December 31, 2006, non-employee directors of Banner received an annual retainer of $33,000 and a fee of $1,000 per committee meeting attended. The Chairman of the Board receives an additional $20,000 annual retainer, the Chairman of the Audit Committee receives an additional $20,000 annual retainer and the Chairmen of the Compensation Committee and the Corporate Governance/Nominating Committee receive an additional $250 per

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committee meeting attended. Non-employee directors who serve on the Board of Community Financial Corporation, a subsidiary of Banner Bank, receive $500 for each meeting attended. Officers of Banner or its subsidiaries who are also directors do not receive any fee or remuneration for services as members of the Board of Directors or any Board committees. The Board of Directors typically determines whether to adjust the annual retainer and meeting fees of directors in April of each year and from time to time requests recommendations from the Compensation Committee.

        In order to encourage the retention of qualified directors, we have entered into deferred fee agreements whereby directors may defer all or a portion of their regular fees until retirement. Each director may direct the investment of the deferred fees toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account. We have established grantor trusts to hold the common stock and mutual fund-style investments. The assets of the trusts are considered part of our general assets and the directors have the status of unsecured creditors of Banner with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount based on the value of the director's account balance upon the occurrence of either event. At retirement, a director may elect to receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding the life expectancy of the director and the director's beneficiary. At December 31, 2006, our estimated deferred compensation liability accrual with respect to non-employee directors under these agreements was $13.9 million.

        Banner Bank entered into a salary continuation agreement in October 1993 with Mr. Gary Sirmon, a director and former Chairman, President and Chief Executive Officer of Banner and Banner Bank, to ensure his continued service through retirement. Mr. Sirmon retired on July 16, 2005 and will receive monthly payments over a minimum of a 180-month period following retirement. The annual payment for Mr. Sirmon under this agreement is $77,062, or approximately $6,422 per month.

        Banner Bank also is party to an agreement with Mr. Sirmon to provide him with supplemental retirement benefits. Banner Bank has purchased life insurance to recover these benefits and the benefits payable under the salary continuation agreement upon Mr. Sirmon's death. The agreement provides that, following Mr. Sirmon's retirement at or after attaining age 62 (which occurred on July 16, 2005) and for a minimum of a 180-month period thereafter, Banner Bank will pay him (or his beneficiary) an annual benefit based on his level of pre-retirement compensation and other retirement benefits. The agreement also restricts Mr. Sirmon's ability to compete with Banner Bank for a three-year period following his termination of employment. The annual payment for Mr. Sirmon under this agreement is $57,604, or approximately $4,800 per month.

        Banner Bank entered into a consulting agreement with Mr. Jesse G. Foster, a director and former executive officer of Banner, in December 2003. The agreement, which is on a month to month basis and may be terminated by either party upon 30 days' notice, provides for compensation of $10,000 per month. The monthly compensation includes any Board or committee fees payable to Mr. Foster. The agreement restricts Mr. Foster's ability to compete with Banner Bank in any county in which it or any other affiliate of Banner has an office or branch for a period of two years after termination of the agreement.

        Banner Bank also is party to an agreement with Mr. Foster to provide him with supplemental retirement benefits. Banner Bank has purchased life insurance to recover the benefits payable under this agreement upon Mr. Foster's death. The agreement provides that, following Mr. Foster's retirement at or after attaining age 62 and for a 12-year period thereafter, Banner Bank will pay him (or his beneficiary) an annual benefit equal to 40% of his average annual salary during the three years preceding his retirement. The agreement also restricts Mr. Foster's ability to compete with Banner Bank within a 50-mile radius of the former Banner Bank of Oregon's main and branch office locations for a one-year period following his termination of employment. Mr. Foster retired as an executive officer effective as of December 31, 2003 and is receiving payments of approximately $6,000 per month under this agreement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee of the Banner Board of Directors is responsible for setting the policies and compensation levels for Banner directors, officers and employees, while the Compensation Committee of the Banner Bank Board of Directors is responsible for setting the policies and compensation levels for Banner Bank directors, officers and employees. Each Committee is responsible for evaluating the performance of its Chief Executive Officer while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the appropriate Committee regarding compensation levels.

        Objectives and Overview of the Compensation Program. Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. The principles underlying the executive compensation policies include the following:

  to attract and retain key executives who are vital to our long-term success and are of the highest caliber;

  to provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance;

  to motivate executives to enhance long-term shareholder value by building their equity interest in Banner; and

  to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

        The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of Banner and Banner Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Banner and Banner Bank during the year.

        Compensation Program Elements. The Compensation Committees focus primarily on the following four components in forming the total compensation package for our executive officers:

  base salary;

  incentive compensation;

  deferred compensation; and

  long-term incentive compensation.

The current compensation plans involve a combination of salary, at-risk incentives to reward short-term performance, deferred compensation, and stock option and phantom stock awards to reward long-term performance.

        Base Salary. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon, the Northwest and the United States. The Committees' peer group analyses focus on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman USA (actuaries and consultants) in association with the Washington Bankers Association, the Washington Financial League and the Oregon Bankers Association, covering 119 Northwest financial organizations, the America's Community

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Bankers' Compensation Survey which covers 375 responding financial institutions, the Moss Adams Bankers' Compensation Survey covering 84 respondents, Pacific Northwest Compensation Data 2006 sponsored by the Association of Washington Business and Compdata Surveys, covering 121 companies in Washington and Oregon, and the Watson Wyatt Survey of Top Management Compensation. The Compensation Committees also engaged Watson Wyatt to assess executive compensation.

        In the past, we have used the services of Watson Wyatt to assist in setting base salaries for executive officers. In 2006, the Banner Compensation Committee engaged Watson Wyatt to perform an expanded analysis. For the year ended December 31, 2006, Watson Wyatt reviewed base salaries, short-term incentives and long-term incentives of Banner's executive officers and certain other selected senior officers. The final report presented observations of competitive base salaries, and short-term and long-term incentives for ten positions. The analysis was based on compensation information from proxy statements for peer companies and data from published compensation surveys. Watson Wyatt selected a proxy peer group of 20 financial institutions with asset sizes ranging from $3.0 billion to $3.7 billion, and then performed regression analysis to estimate pay levels for a company of Banner's asset size. The Compensation Committee or the President and Chief Executive Officer, as appropriate, uses information from Watson Wyatt to set base salaries annually at approximately the average of similarly sized commercial banks operating and headquartered in the United States.

        Incentive Compensation Program. A short-term incentive plan is in effect for the officers of Banner Bank which is designed to compensate for performance. The plan is designed to provide for incentive compensation with established targets of 35% of salary for the Chief Executive Officer, 25% of salary for executive vice presidents and 15% to 25% of salary for certain other officers. In certain circumstances, incentive compensation may be payable at higher levels based on exceptional performance. In making awards under this plan, the Compensation Committee, the President and Chief Executive Officer or executive officers, as appropriate, reviews quantifiable data such as actual net income versus a budget approved by the Board in December of the preceding year, loan and deposit growth, asset quality and level of operating expenses. The plan also provides for subjective evaluation of performance by the Compensation Committee, the President and Chief Executive Officer or executive officers, as appropriate.

        Deferred Compensation. Section 401(a)(17) of the Internal Revenue Code limits the amount of compensation that is considered for purposes of determining the maximum contribution to Banner Bank's tax-qualified profit sharing plan by eligible employees. For 2006, this limit was $220,000 and in 2007, this limit will be $225,000. We credit executive officers whose total compensation exceeds this amount with additional deferred compensation to restore amounts that may not be contributed to the profit sharing plan as a result of the Section 401(a)(17) limitation.

        In 2004, we adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement. Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account. We established grantor trusts to hold the common stock and mutual fund-style investments. The assets of the trusts are considered part of our general assets and the executive officers have the status of unsecured creditors of Banner with respect to the trust assets. The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer's account balance upon the occurrence of either event. At retirement, an executive officer may elect to receive the balance of his account in a lump sum or in annual installments over a period not exceeding the life expectancy of the executive officer and his beneficiary. At December 31, 2006, our estimated deferred compensation liability accrual with respect to executive officers under these agreements was $2.5 million.

        Long-Term Incentive Compensation. Our shareholders approved the 2001 Stock Option Plan and the 1998 Stock Option Plan, under which officers may receive grants of stock options. Shareholders also approved the the 1996 Management Recognition and Development Plan and the 1996 Stock Option Plan, under which grants of stock options and awards of restricted shares are outstanding, but no further grants or awards may be made. We believe that stock ownership by our officers is a significant factor in aligning the interests of the officers with those of shareholders. Stock options and stock awards under these plans are allocated based upon the officers' level of responsibility and expected contributions to Banner and Banner Bank as judged by the Compensation Committee or the Board of Directors.

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        Stock ownership is also enhanced through participation in our ESOP, under which eligible employees receive an allocation of Banner stock based on a percentage of eligible wages. We also provide a 401(k) profit sharing plan. The Board of Directors has appointed an administrative committee of Banner Bank officers to administer the ESOP and the 401(k) plan, and the named executive officers participate in both of these plans. On an annual basis, the Board of Directors establishes the level of employer contributions to the ESOP and the 401(k) plan, which applies to all eligible participants including the named executive officers. In 2006, we contributed 6% of eligible wages into the ESOP on behalf of each eligible participant, and we matched the first three percent of participants' contributions into the 401(k) plan each payroll period.

        On June 13, 2006, the Board of Directors, in accordance with the recommendations made by Banner's Compensation Committee, adopted the Banner Corporation Long-Term Incentive Plan. The plan, which became effective July 1, 2006, is an account-based type of benefit, the value of which is indirectly related to changes in the value of Banner common stock. The primary objective of the plan is for executives who remain with Banner or Banner Bank for a five-year period of time to share in increases in the value of Banner's common stock. Although the plan benefits are tied to the increase in value of Banner stock during the vesting period, the plan benefit is paid in cash rather than Banner stock.

        Within 30 days after a grant of phantom stock, the participant must elect how and when plan benefits will be paid. One election relates to the timing of when the benefit will be paid: upon separation from service, at a specific time, or upon completion of 60 months of continuous service. If no election is made, payment will be made upon the participant's separation from service. In the case of certain key employees, payment may be delayed for six months in order to comply with Section 409A of the Internal Revenue Code. The other election relates to the form of payment, with the choices being a lump sum or monthly installments over 120 months. If no election is made, distribution will be in the form of a lump sum. With respect to monthly installments, there will be no change in a monthly installment amount based on changes in the value of Banner stock or dividends. Instead, the value of the long-term incentive benefit will be adjusted annually to reflect Banner Bank's average earning assets rate for the preceding year. The initial awards under this program were made in July 2006. Subsequent awards will be granted at the discretion of the Compensation Committee as it deems appropriate.

        Allocation of Compensation. We do not have any specific policies regarding allocation of total compensation between short-term and long-term elements, or cash and non-cash elements. For 2006, the composition of total compensation for our named executive officers was as follows:

Type of Compensation	Percentage of Total Compensation

Base salary	60%
Incentive compensation	32%
Deferred compensation and long-term incentive compensation	8%

Summary Compensation Table

        The following table presents information regarding 2006 compensation for our named executive officers: (1) D. Michael Jones, our Chief Executive Officer; (2) Lloyd W. Baker, our Chief Financial Officer; and (3) our three other most highly compensated executive officers, who are Michael K. Larsen, Richard B. Barton and Paul E. Folz.

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Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)(3)	Total ($)

D. Michael Jones President and Chief Executive Officer	2006	365,000	300,000	71,180	18,421	--	150,094 (4)	56,788	961,348

Lloyd W. Baker Executive Vice President, Chief Financial Officer	2006	187,000	65,000	5,793	9,483	--	- (5)	34,116	301,392

Michael K. Larsen President, Mortgage Division	2006	240,667	150,000	5,793	10,106	--	- (6)	38,434	445,000

Richard B. Barton Executive Vice President, Senior Credit Officer	2006	208,833	65,000	14,611	15,628	--	94 (7)	42,726	346,892

Paul E. Folz Executive Vice President, Community Banking	2006	205,367	55,000	14,611	15,628	--	256 (7)	29,501	320,363

(1)	Reflects bonuses accrued based on performance for the year ended December 31, 2006, although the bonuses were paid in 2007.
(2)	Represents the dollar amount recognized for financial statement reporting purposes in 2006 for awards and grants made in the current and previous fiscal years, calculated pursuant to the provisions of FAS 123R. For a discussion of valuation assumptions, see Note 17 of the Notes to Consolidated Financial Statements in Banner's Annual Report on Form 10-K for the year ended December 31, 2006.
(3)	Please see the table below for more information on the other compensation paid to our executive officers in 2006.
(4)	Consists of a $146,387 increase in the value of Mr. Jones's supplemental executive retirement plan and $3,707 in above-market earnings on deferred compensation.
(5)	The value of Mr. Baker's supplemental executive retirement plan decreased by $17,248.
(6)	The aggregate value of Mr. Larsen's salary continuation plan and supplemental executive retirement plan decreased by $41,362.
(7)	Consists of above-market earnings on deferred compensation.

        All Other Compensation.

        The following table sets forth details of "All other compensation," as presented above in the Summary Compensation Table. The amounts reflected constitute contributions by Banner or Banner Bank.

Name	Deferred Compen- sation Contribu- tion ($)	ESOP Contribu- tion ($)	401(k) Plan Contribu- tion ($)	Dividends on Unvested Restricted Stock ($)	Life Insurance Premium ($)	Club Dues ($)	Company Car Allowance ($)	Total ($)

D. Michael Jones	22,800	15,306	4,500	6,480	5,002	2,700	--	56,788
Lloyd W. Baker	1,380	14,952	7,138	288	2,728	2,700	4,930	34,116
Michael K. Larsen	7,374	15,306	5,760	288	4,772	2,700	2,234	38,434
Richard B. Barton	3,590	15,306	5,625	720	4,112	7,373	6,000	42,726
Paul E. Folz	2,302	15,306	5,626	720	1,852	2,700	995	29,501

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Employment Agreements and Potential Post-Employment Compensation

        Employment Agreements. We entered into employment agreements with Mr. Jones on February 11, 2002, Messrs. Baker and Larsen on July 1, 1998 and Messrs. Barton and Folz on June 3, 2002. The agreements provide that each executive's base salary is subject to annual review. The base salaries for 2007 for Messrs. Jones, Baker, Larsen, Barton and Folz are $415,000, $202,167, $248,667, $222,500 and $224,167, respectively. In addition to base salary, the agreements provide for the executive's participation in the employee benefit plans and other fringe benefits applicable to executive personnel. The initial three-year term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors of Banner Bank. The agreements for Messrs. Barton and Folz were extended on June 1, 2006, the agreements for Messrs. Baker and Larsen were extended on July 1, 2006 and the agreement for Mr. Jones was extended on February 11, 2007.

        The employment of the executive is terminable at any time for cause as defined in the agreements. In addition, the employment of the executive may be terminated without cause in which case he would continue to receive his base salary over the remaining term of the agreement. If Messrs. Jones, Baker, Larsen, Barton and Folz had been terminated by Banner Bank without cause as of December 31, 2006, they would be entitled to payments of $760,417, $470,000, $605,000, $507,500 and $531,667, respectively.

        The agreements also provide for the payment of severance benefits to the executive in the event of his termination following a change in control of Banner or Banner Bank. These benefits would consist of a lump sum payment equal to 2.99 times the average of the executive's five preceding years' compensation and continuation of retirement, life, health and disability coverage for a three-year period. The agreements define the term "change in control" as having occurred when, among other things: (1) an offeror other than Banner purchases shares of Banner stock pursuant to a tender or exchange offer; (2) any person (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of Banner representing 25% or more of the combined voting power of Banner's then outstanding securities, (3) the membership of the Banner Board of Director changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period do not constitute a majority of the Banner Board at the end of such period, or (4) our shareholders approve a merger, consolidation, sale or disposition of all or substantially all of Banner's assets, or a plan of partial or complete liquidation. If the employment of the named executive officers had been terminated as of December 31, 2006 in connection with a change in control, we estimate that the value of the benefits under the employment agreements would have been as follows:

Name	Lump Sum Severance Payment ($)(1)	Continuation of Employee Benefits ($)

D. Michael Jones	1,528,259	16,179
Lloyd W. Baker	609,919	16,179
Michael K. Larsen	948,674	34,043
Richard B. Barton	732,502	16,179
Paul E. Folz	630,378	16,179

(1)	Our employment agreements limit these payments and do not allow payments of amounts in excess of the limits imposed by Section 280G of the Internal Revenue Code. The effect of these limits would be different with respect to each of the named executive officers; however, in each case the lump sum severance payments listed above would be reduced as a result of the accelerated vesting of stock-based benefits or the acceleration of certain deferred compensation arrangements.

        Accelerated Vesting of Awards. Our 1996 Stock Option Plan, 1996 Management Recognition and Development Plan, 1998 Stock Option Plan, 2001 Stock Option Plan and Long-Term Incentive Plan provide for accelerated vesting of awards in the event of a change in control. Change in control is defined slightly differently under each plan but is generally defined as having occurred when: (1) an offeror other than Banner purchases shares of Banner common stock pursuant to a tender or exchange offer for the shares; (2) any person (other than Banner) is or becomes the beneficial owner of securities of Banner representing 20% (25% under the 1998 Stock Option Plan) or more of the

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combined voting power of Banner's then outstanding securities, (3) the membership of the Banner Board of Directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period do not constitute a majority of the Board at the end of that period, or (d) shareholders of Banner approve a merger, consolidation, sale or disposition of all or substantially all of Banner's assets, or a plan of partial or complete liquidation. If a tender offer or exchange offer for Banner's shares commences, or if a change in control occurs: (1) all options granted and not fully exercisable will become exercisable in full; (2) restrictions on restricted stock will lapse and all shares awarded as restricted stock will become fully vested in the participant; and (3) awards of phantom stock will vest fully and be payable within 60 days.

        If a change in control had occurred as of December 31, 2006, the named executive officers would have received the following benefits:

Name	Accelerated Vesting of Stock Options ($)(1)	Accelerated Vesting of Restricted Stock ($)(2)	Accelerated Vesting of Phantom Stock ($)(3)

D. Michael Jones	249,400	354,720	--
Lloyd W. Baker	72,496	13,302	24,807
Michael K. Larsen	83,964	13,302	24,807
Richard B. Barton	134,922	31,038	24,807
Paul E. Folz	134,922	31,038	24,807

(1)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2006 over the exercise price of all unvested options.
(2)	Assumes the executive elected for restrictions to lapse and reflects the fair market value as of December 31, 2006 of all unvested restricted stock.
(3)	Reflects the excess of the fair market value of the underlying shares as of December 31, 2006, plus accumulated cash dividends, over the fair market value of the underlying shares on the grant date.

Grants of Plan-Based Awards

        The following table shows information regarding grants of plan-based awards made to our named executive officers for 2006. We did not grant any "incentive plan awards," as defined by the SEC.

Name	Grant Date	Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

D. Michael Jones	--	--	--	--	--
Lloyd W. Baker	7/1/06	4,250	--	38.54	32,385
Michael K. Larsen	7/1/06	4,250	--	38.54	32,385
Richard B. Barton	7/1/06	4,250	--	38.54	32,385
Paul E. Folz	7/1/06	4,250	--	38.54	32,385

(1)	Represents awards of phantom stock made pursuant to the Long-Term Incentive Plan. Plan benefits are tied to the increase in value of Banner stock during the five-year vesting period and will be paid in cash rather than Banner stock.

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Outstanding Equity Awards

        The following information with respect to outstanding stock and option awards as of December 31, 2006 is presented for the named executive officers.

	Option Awards (1)					Stock Awards (2)
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

D. Michael Jones	1/11/02	9,692	10,000	19.40	2/11/12
						8,000 (3)	354,720
Lloyd W. Baker	12/31/98	2,306	--	22.05	12/31/08
	12/21/99	3,880	--	13.69	12/21/09
	11/21/00	4,800	--	13.09	11/21/10
	12/19/01	4,800	--	16.43	12/19/11
	03/25/03	3,000	2,000	15.67	03/25/13
	12/16/04	800	1,200	31.71	12/16/14
						4,550 (4)	38,109
Michael K. Larsen	12/31/98	3,754	--	22.05	12/31/08
	12/21/99	6,317	--	13.69	12/21/09
	11/21/00	4,800	--	13.09	11/21/10
	12/19/01	4,800	--	16.43	12/19/11
	03/25/03	3,600	2,400	15.67	03/25/13
	12/16/04	800	1,200	31.71	12/16/14
						4,550 (4)	38,109
Richard B. Barton	06/03/02	11,200	2,800	22.05	06/03/12
	03/25/03	3,000	2,000	15.67	03/25/13
	12/16/04	800	1,200	31.71	12/16/14
						4,950 (5)	55,845
Paul E. Folz	06/03/02	11,200	2,800	22.05	6/3/12
	03/25/03	3,000	2,000	15.67	3/25/13
	12/16/04	800	1,200	31.71	12/16/14
						4,950 (5)	55,845

(1)	Option grants vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date.
(2)	Includes both restricted and phantom stock awards. Restricted share awards vest pro rata over a five-year period from the award date, with the first 20% vesting one year after the grant date. Phantom stock awards vest after five years of service from the date of grant.
(3)	Consists of an award of 20,000 restricted shares made on January 23, 2003.
(4)	Consists of an award of 500 restricted shares made on December 16, 2004 and an award of 4,250 shares of phantom stock made on July 1, 2006.
(5)	Consists of awards of 2,000 and 500 restricted shares made on June 3, 2002 and December 16, 2004, respectively, and an award of 4,250 shares of phantom stock made on July 1, 2006.


Option Exercises and Stock Vested

        The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

D. Michael Jones	14,846	242,994	4,000	125,600
Lloyd W. Baker	--	--	100	4,339
Michael K. Larsen	--	--	100	4,339
Richard B. Barton	--	--	500	19,755
Paul E. Folz	--	--	500	19,755

Pension Benefits

        The following information is presented with respect to the nature and value of pension benefits for the named executive officers at December 31, 2006.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

D. Michael Jones	Supplemental Executive Retirement Program	5	1,013,905	--
Lloyd W. Baker	Supplemental Executive Retirement Program	12	856,657	--
Michael K. Larsen	Supplemental Executive Retirement Program	25	234,166	--
	Salary Continuation Agreement	25	619,728	--
Richard B. Barton	--	--	--	--
Paul E. Folz	--	--	--	--

        Supplemental Executive Retirement Program. We have adopted a supplemental executive retirement program ("SERP") for selected senior executives, including Messrs. Jones, Baker and Larsen. Banner Bank has purchased life insurance on each of Messrs. Jones, Baker and Larsen in an amount sufficient to recover the benefits payable under the SERP, payable upon their deaths. At termination of employment at or after attaining age 62 with at least 15 years of service (age 65 with at least five years of service in the case of Mr. Jones), the executive's annual benefit under the SERP would be computed as the product of 3% of the executive's final average compensation (defined as the three calendar years of the executive's annual cash compensation, including bonuses, which produce the highest average within the executive's final eight (five in the case of Mr. Jones) full calendar years of employment) and the executive's annual years of service (called the "supplemental benefit"). However, the supplemental benefit would be limited such that the sum of (1) amounts payable from the executive's other retirement benefits from Banner and Banner Bank and (2) the supplemental benefit may not exceed 60% of final average compensation. Payment of the supplemental benefit begins on the first day of the month next following the executive's retirement date and continues monthly for the executive's life; however, the executive may request a lump sum payment within 30 days following retirement. Upon consent of the Board of Directors and the executive's spouse (if any), the executive will receive the present value of the sum of the supplemental benefit and the spouse's supplemental benefit (if any). The spouse's supplemental benefit is 50% of the executive's supplemental benefit.

        A reduced benefit is payable at termination of employment at or after attaining age 59.5 with at least 15 (five in the case of Mr. Jones) years of service. At December 31, 2006, only Mr. Larsen was eligible for benefits under the


SERP. If Mr. Larsen had retired effective as of December 31, 2006, his monthly benefit under the SERP would be $2,308.

        In the event of the executive's termination of employment prior to his retirement date by reason of his disability or, in the case of Mr. Jones, for good reason, the executive (or, if applicable, his surviving spouse) shall receive the supplemental benefit described above as if the executive's retirement date had occurred on the date immediately preceding his termination of employment. "Good reason" is defined as having occurred when: (1) the executive is assigned duties which are largely inferior to his duties immediately prior to a change of control; (2) the executive's incentive and benefit plans, programs or arrangements are terminated, or the executive's participation is reduced to such an extent as to materially reduce their aggregate value; or (3) the executive is required to relocate his principal business office or his principal place of residence outside of the area consisting of a 35-mile radius from the current main office and any branch of Banner Bank, or the executive is assigned duties that would reasonably require such a relocation. If Messrs. Jones, Baker and Larsen had terminated their employment as of December 31, 2006, for any of the reasons specified in this paragraph, the monthly benefit payable to each under the SERP would be $6,417, $6,727 and $2,308, respectively.

        In the event of the executive's involuntary termination of employment, or in the case of Mr. Jones, termination for good reason, on or after the effective date of a change in control, the date of termination shall be the executive's retirement date and he shall be entitled to receive a supplemental benefit as described above. "Change in control" is defined as having occurred when: (1) an offeror other than Banner purchases shares of Banner stock pursuant to a tender or exchange offer for such shares; (2) any person (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act), other than an employee benefit plan maintained by Banner or any affiliate of Banner, is or becomes the beneficial owner of Banner securities representing 25% or more of the combined voting power of Banner's then outstanding securities; (3) the membership of the Banner Board of Directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24 month period do not constitute a majority of the Board at the end of such period; or (4) there occurs a merger, consolidation, sale or disposition of all or substantially all of Banner's assets or a plan of partial or complete liquidation in which Banner is not the resulting entity.

        Within 90 days prior to the effective date of the change in control, the executive may elect to have his supplemental benefit payable (1) monthly for life, beginning on the first day of the month next following the executive's retirement date, (2) beginning on a date specified by the executive or (3) in the form of a lump sum distribution as described above. In no event, however, will the payment(s) be made prior to the executive reaching 59.5 years of age. If Messrs. Jones and Baker had been involuntarily terminated as of December 31, 2006 in connection with a change in control, the monthly benefit payable to each under the SERP would be $6,417 and $7,470, respectively. A change in control would have no effect on Mr. Larsen's benefits because he is fully vested in his benefits.

        Salary Continuation Agreement. Banner Bank has entered into a salary continuation agreement with Mr. Larsen to ensure his continued service through retirement. Banner Bank has purchased life insurance to finance the benefits payable under the agreement. Assuming that Mr. Larsen remains employed by Banner Bank until age 65, the agreement provides for monthly payments over a minimum of a 180-month period following retirement. The annual payment for Mr. Larsen would be $64,000. In the event of Mr. Larsen's termination of employment by reason of death or disability prior to age 65, the salary continuation benefit would be payable to him or his designated beneficiary. The agreement also provides for a reduced benefit if Mr. Larsen's employment is terminated prior to age 65, other than by reason of disability or death. If Mr. Larsen's employment had been terminated effective as of December 31, 2006, he would be entitled to an annual payment of $56,516, or approximately $4,710 per month.


Nonqualified Deferred Compensation

        The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in 2006.

Name	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)

D. Michael Jones	294,961	22,800	53,941	--	491,468
Lloyd W. Baker	23,000	1,380	26,961	--	94,087
Michael K. Larsen	--	7,374	541,997	--	1,767,265
Richard B. Barton	--	3,590	426	--	9,831
Paul E. Folz	--	2,302	17,693	--	70,487

(1)    All amounts were reported as compensation in the Summary Compensation Table on page 15.
(2)    The following amounts were reported as compensation in the Summary Compensation Table: for Mr. Jones, $3,707; for Mr. Baker, $0; for
         Mr. Larsen, $0; for Mr. Barton, $94; and for Mr. Folz, $256.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Dean W. Mitchell, David B. Casper, Gordon E. Budke and Brent A. Orrico. No members of the Compensation Committee were officers or employees of Banner or any of its subsidiaries during the year ended December 31, 2006, nor were they formerly Banner officers or had any relationships otherwise requiring disclosure.

Compensation Committee Report

        The Compensation Committee of Banner's Board of Directors has submitted the following report for inclusion in this proxy statement:

        We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the Committee's review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        The foregoing report is provided by the following directors, who constitute the Committee:

                                                                                    The Compensation Committee

                                                                                    Dean W. Mitchell, Chair
                                                                                    David B. Casper
                                                                                    Gordon E. Budke
                                                                                    Brent A. Orrico

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.


AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a charter approved by our Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, system of internal controls established by management and audit process. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent auditor, the internal audit department and management. The Audit Committee amended its charter effective June 13, 2006, a copy of which is attached to this proxy statement as Appendix A.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to Banner's audited financial statements for the year ended December 31, 2006:

  The Audit Committee has completed its review and discussion of the 2006 audited financial statements with management;

  The Audit Committee has discussed with the independent auditor (Moss Adams LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  The Audit Committee has received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the independent auditor's independence; and

  The Audit Committee has, based on its review and discussions with management of the 2006 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that Banner's audited financial statements for the year ended December 31, 2006 be included in its Annual Report on Form 10-K.
        The foregoing report is provided by the following directors, who constitute the Audit Committee:

                                                                                    Audit Committee

                                                                                    Gordon E. Budke, Chairman
                                                                                    Robert D. Adams
                                                                                    Dean W. Mitchell
                                                                                    Michael M. Smith

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

INDEPENDENT AUDITORS

        Moss Adams LLP served as our independent auditor for the fiscal year ended December 31, 2006. The Audit Committee of the Board of Directors is scheduled to meet in May 2007 to select the independent auditors for the fiscal year ending December 31, 2007. A representative of Moss Adams LLP will be present at the annual meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees billed, or expected to be billed, to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2006 and 2005.


	Year Ended December 31,
	2006	2005
Audit Fees (1)	$390,750	$366,913
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

            (1)    Fees for 2006 include estimated amounts to be billed.

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with the Committee's annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors. For the year ended December 31, 2006, the Audit Committee approved all of the services provided by Moss Adams LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

        The Audit Committee of the Board of Directors determined that all of the services performed by Moss Adams LLP in fiscal year 2006 were not incompatible with Moss Adams LLP maintaining its independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Banner's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that during the fiscal year ended December 31, 2006, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Banner's common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

        Banner's 2006 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on March 1, 2007. Any shareholder who has not received a copy of


such Annual Report may obtain a copy by writing to us. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Banner's Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, will be furnished without charge to shareholders of record as of March 1, 2007 upon written request to Albert H. Marshall, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at our annual meeting to be held in 2008 must be received by us no later than November 27, 2007 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

        In addition, our Articles of Incorporation provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days' notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders. The notice must state the shareholder's name, address and number of shares of Banner common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

        Our Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to our Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 31 days' notice of the annual meeting is given to shareholders, such written notice must be delivered to our Secretary not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Banner common stock which are beneficially owned by each such nominee, (iv) such other information as would be required to be included pursuant to the Securities Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on our books and (b) the class and number of Banner shares which are beneficially owned by such shareholder.

                                                                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                                                            /s/ Albert H. Marshall

                                                                                            ALBERT H. MARSHALL
                                                                                            SECRETARY

Walla Walla, Washington
March 26, 2007


Appendix A

BANNER CORPORATION
AUDIT COMMITTEE CHARTER

I.     Purpose

        The primary function of the Audit Committee ("Audit Committee" or "Committee") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing the quality and integrity of financial reports and other financial information provided by Banner Corporation ("Corporation"); the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with the function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

1.	Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

2.	Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

3.	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II.     Composition

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationships that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment, as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Member independence, experience and financial expertise will be in conformance with rules established by the SEC, NASD, FDIC, and the AICPA. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is selected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     Meetings

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the Internal Audit Officer and the independent accountants in separate executive session to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4 below.

IV.     Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.


2.	Review the Corporation's annual financial statements and any submitted to the public, including any certification, report, opinion, or review rendered by the independent accountants.
3.	Review the regular internal reports prepared by the internal auditing department and management's response.
4.	Review with financial management and the independent accountants the financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, in the Corporation's reports on Forms 10-Q and 10-K and annual reports to shareholders prior to its filing or prior to the release of earnings. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Corporation's 10-K.
5.	Review disclosures made by the Corporation's chief executive officer and chief financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Corporation's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

Independent Accountants

6.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report of performing other audit, review or attest services for the Corporation, and each such registered accounting firm shall report directly to the Audit Committee.
7.	Approve all audit engagement fees and terms and all non-audit engagements with the independent accountants. The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee. If this authority is delegated, all approved non-audit services will be presented to the Committee at its next scheduled meeting.
8.	Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Corporation, consistent with Independence Standards Board Standard 1. On an annual basis, the Committee should review and discuss with the accountants any such relationships to determine the accountants' independence and objectivity. The Committee should take, or recommend to the Board that it take appropriate action to oversee the independence of the accountants.
9.	Ensure the independent accountants' ultimate accountability to the Board and the Committee, as representatives of the shareholders, receiving direct reports from the accountants.
10	Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.
11.	Discuss with the independent auditors all matters required by Statement of Auditing Standards No. 61 relating to the conduct of the audit.
12.	Ensure that the lead audit partner of the independent accountants and the audit partner responsible for reviewing the audit are rotated at least every five years, and that all other audit partners are rotated at least every seven years.

Financial Reporting Processes

13.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.
14.	Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.
15.	Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountant's, management, or the internal auditing department.


Process Improvements

16.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.
17.	Establish procedures that allow employees of the Corporation or any of its subsidiaries to submit confidential and anonymous concerns regarding questionable accounting or auditing matters.
18.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.
19.	Following completion of the annual audit, review separately, as needed, with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
20.	Review (and in the case of the independent accountants, settle) any disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.
21.	Review with the independent accountants, the internal auditing department and management the adequacy and effectiveness of the accounting and financial controls of the Corporation and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.
22.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Compliance

23.	Review the Corporation's financial statements, reports and other information disseminated to the public. Assess compliance with legal requirements and engage outside consultants or counsel, when necessary.
24.	Review activities, organizational structure, and qualifications of the internal audit department.
25.	Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.
26.	Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's public financial statements.
27.	On an ongoing basis, review all related party transactions for potential conflict of interest situations. Approve related party transactions when warranted.
28.	Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or Board deems necessary or appropriate.

Reporting

29.	Prepare an audit committee report for inclusion in the Corporation's annual proxy statement, consulting with the Corporation's legal counsel, if necessary.

Miscellaneous

30.	Determine the appropriate funding for payment of (i) compensation to the independent accountants, (ii) compensation to any advisers employed by the Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
31.	Discuss with management any second opinions sought from an accounting firm other than the Corporation's independent accountants, including the substance and reasons for seeking any such opinion.


32.	Review the internal audit function of the Corporation, including the independence, competence, staffing, adequacy and authority of the internal auditing department, the reporting relationships among the internal auditing department, financial management and the Audit Committee, the internal audit reporting obligations, the proposed internal audit plans for the coming year, and the coordination of such plans with the independent accountants.
33.	Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.
34.	Review the appointment, reassignment or dismissal of the director of the internal audit.
35.	Review at least annually the material exceptions noted in the reports to the Audit Committee by the internal auditors and the independent accountants, and the progress made in responding to the exceptions.
36.	Inquire of management and the independent auditors about significant risks or exposures, review the Corporation's policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Corporation.
37.	Review the Corporation's policies and procedures for regular review of the expense accounts of the Corporation's executive management.
38.	Review with management and legal counsel the Corporation's system for assessing whether the Corporation's financial statements, reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and NASD.
39.	Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation's financial statements or accounting policies.
40.	Discuss with the Corporation's legal counsel any regulatory matters that may have a material impact on the Corporation's financial statements or its compliance and reporting policies.
41.	At its discretion, request that management, the independent accountants or the internal auditors undertake special projects or investigations which the Audit Committee deems necessary to fulfill its responsibilities.

V.     Limitations of Audit Committee's Roles

        While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

A-4


Appendix B

COMPENSATION COMMITTEE CHARTER
FOR
THE COMPENSATION COMMITTEE
OF BANNER CORPORATION
AND
THE COMPENSATION COMMITTEE
OF BANNER BANK

I.     Purpose

        The primary function of the Compensation Committee of Banner Corporation ("Corporation Compensation Committee") and the Compensation Committee of Banner Bank ("Bank Compensation Committee," and together with the Corporation Compensation Committee, the "Committees") is to work together to coordinate the compensation paid to the directors, officers and employees of both Banner Corporation ("Corporation") and Banner Bank ("Bank"). In achieving this goal, the Committees shall operate separately but shall coordinate their efforts in order to achieve a coordinated policy. The Corporation Compensation Committee shall set the policies and compensation levels for directors, officers and employees of the Corporation, while the Bank Compensation Committee shall set the policies and compensation levels for directors, officers and employees of the Bank. The Committees shall coordinate their efforts to ensure that compensation policies are administered fairly and consistently.

II.    Composition

        The Committees shall each be comprised of three or more directors as determined by the Board of Directors of the Corporation or the Bank, as appropriate. Each member shall be an independent director of the respective entity, who is free from any relationships that, in the opinion of the relevant Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Member independence will be in conformity with rules established by the Securities and Exchange Commission and the National Association of Securities Dealers. The members of the Committees shall be elected by the Board of Directors of the Corporation or the Bank, as appropriate, at the annual organizational meeting of the relevant Board and shall serve until their successors are duly elected and qualified. Unless a Chair is selected by the relevant Board, the members of each Committee may designate a Chair by majority vote of the full Committee membership.

III.    Meetings

        The Committees shall each meet at least annually, or more frequently as circumstances dictate. As part of the job to set executive compensation levels, each Committee should meet at least annually with the appropriate Chief Executive Officer in order to discuss the Chief Executive Officer's evaluation of the senior officers and recommendations for compensation levels. In addition to the separate meetings of the Corporation Compensation Committee and the Bank Compensation Committee, the Committees shall meet together at least annually, or more frequently as circumstances dictate, to ensure that compensation policies for the Corporation and the Bank are administered consistently.

IV.    Responsibilities and Duties

        To fulfill its responsibilities and duties, each Committee shall (with the understanding that the Corporation Compensation Committee shall take all action with respect to the Corporation and the Bank Compensation Committee shall take all action with respect to the Bank):

Compensation Policies

1.	Develop guidelines and policies for director compensation, coordinating actions between the Corporation Compensation Committee and the Bank Compensation Committee.

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2.	Develop guidelines and policies for executive compensation, coordinating actions between the Corporation Compensation Committee and the Bank Compensation Committee.
3.	Make regular reports to the appropriate Board of Directors.
4.	At least annually, review the compensation policies to ensure that they are effective in meeting goals for compensation and make new recommendations, as needed.
5.	Review and approve the list of a peer group of companies to which the Corporation and the Bank shall compare themselves for compensation purposes.
6.	If necessary, engage independent consultants and outside counsel to provide comparative information regarding compensation and benefits, and advice on issues involving laws and regulations governing compensation.
7.	Review and approve other large compensation expense categories such as employee benefit plans.
8.	At least annually, review and update (if necessary) this Charter, as conditions dictate.

Compensation

9.	Review director compensation levels and recommend, as necessary, changes in the compensation levels, with equity ownership in the Corporation encouraged.
10.	Receive and review an annual report from the Chief Executive Officer which includes the performance assessment for all senior officers and recommendations for compensation levels, and which also includes salary recommendations for all employees.
11.	Set compensation for all senior officers, other than the Chief Executive Officer, based on the recommendations of the Chief Executive Officer.
12.	On an annual basis, review and approve goals and objectives relevant to compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine the Chief Executive Officer's compensation based on this evaluation.
13.	For the senior officers, annually review and approve (i) employment agreements, severance agreements and change in control agreements or provisions, in each case, when and if appropriate, and (ii) any special or supplemental benefits.
14.	Adopt, administer, approve and ratify awards under incentive compensation and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

Succession Planning

15.	In conjunction with the Corporate Governance/Nominating Committee, recommend to the appropriate Board of Directors a policy on succession planning for the Chief Executive Officer.

Reporting

16.	Prepare a report on executive compensation for inclusion in the Corporation's annual proxy statement, consulting with the Corporation's legal counsel, if necessary.

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REVOCABLE PROXY
BANNER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 24, 2007

        The undersigned hereby appoints David B. Casper and Dean W. Mitchell, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Banner Corporation ("Banner") which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting"), to be held at the Marcus Whitman Hotel at 6 W. Rose Street, Walla Walla, Washington, on Tuesday, April 24, 2007, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	VOTE WITHHELD
1.	The election as director of the nominees listed below (except as marked to the contrary below)	[ ]	[ ]

Robert D. Adams Edward L. Epstein Robert J. Lane Wilber E. Pribilsky Gary Sirmon

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

2.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the above proposal.

The proxies or the trustees of the ESOP, as the case may be, will vote your shares as directed on this card. If you do not indicate your choices on this card, the proxies will vote your shares in accordance with the directors' recommendations. If any other business is presented at the annual meeting, the proxies will vote your shares in accordance with the directors' recommendations. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the annual meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Banner at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Banner prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 26, 2007 and the 2006 Annual Report to Shareholders.

Dated:                       , 2007

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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